UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 5, 2023

INTELLIGENT BIO SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

142 West, 57th Street, 11th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2023, David Jenkins informed the Board of Directors (the “Board”) of Intelligent Bio Solutions Inc. (the “Company”) that he has decided to retire from service on the Board and will not stand for reelection to the Board at the Company’s annual meeting of stockholders for the fiscal year ended June 30, 2023 (the “2023 Annual Meeting”). Mr. Jenkins’ decision to retire from the Board is not the result of any disagreement with the Company and he will continue to serve as a director of the Company until the expiration of his term at the 2023 Annual Meeting. Mr. Jenkins is a member of the Compensation Committee and is the Chairperson of the Nominating Committee. The Company is grateful to Mr. Jenkins for his service and contributions to the Board.

Item 5.08.	Shareholder Director Nominations.

To the extent applicable, the information contained in Item 8.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On November 5, 2023, the Board determined that the 2023 Annual Meeting will be held virtually by means of remote communication on or about December 13, 2023, or as otherwise set forth in the Company’s notice and proxy statement for the 2023 Annual Meeting. Stockholders of record at the close of business on October 20, 2023, will be entitled to notice of, and to vote at, the 2023 Annual Meeting.

Because the date of the 2023 Annual Meeting has changed by more than thirty (30) days from the date of the Company’s annual meeting of stockholders for the fiscal year ended June 30, 2022 (the “2022 Annual Meeting”), the Company is filing this Current Report on Form 8-K to provide the due date for the submission of any qualified stockholder proposals or qualified stockholder director nominations.

As the 2023 Annual Meeting is scheduled to be held before the 1-year anniversary of the 2022 Annual Meeting, and the date of 2023 Annual Meeting was set after the deadline (September 6, 2023) had already passed for the receipt of proposals to be included in the 2023 Annual Meeting proxy statement pursuant to Rule 14a-8, the Company has determined that it is reasonable to not change the original deadline for the receipt of proposals to be included in the 2023 Annual Meeting proxy statement.

In accordance with the Company’s amended and restated bylaws (the “Bylaws”), any shareholder who intends to submit a director nomination or other proposal regarding any other matter of business to be considered at 2023 Annual Meeting, but not intended to be included in the Company’s proxy statement for the 2023 Annual Meeting, and other than in accordance with Rule 14a-8, must ensure that such nomination or proposal is received by the Company’s Secretary, in writing, at 142 West, 57th Street, 11th Floor, New York, NY 10019, no later than on or before the close of business (5:00 P.M. Eastern Time) on November 16, 2023, the tenth calendar day following the date of this Current Report on Form 8-K publicly announcing the date of the 2023 Annual Meeting.

Stockholder proposals must comply with all applicable requirements set forth in the rules and regulations of the Securities and Exchange Commission, Delaware law and the Company’s Bylaws. Any proposal submitted after the above deadlines will be considered untimely and not properly brought before the 2023 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023

INTELLIGENT BIO SOLUTIONS INC.

By:	/s/ Spiro Sakiris
Name:	Spiro Sakiris
Title:	Chief Financial Officer